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Exhibit 99.4

PROXY

ATWOOD OCEANICS, INC.
SPECIAL MEETING OF SHAREHOLDERS
OCTOBER 5, 2017, 9:00 A.M.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

        The undersigned hereby appoints Robert J. Saltiel and Walter A. Baker, and each of them, as proxies with the power of substitution to represent and to vote, as designated below, all the shares of common stock, par value $1.00 per share, of Atwood Oceanics, Inc. ("Atwood"), held of record by the undersigned as of the close of business on August 23, 2017, at the special meeting of shareholders of Atwood to be held on October 5, 2017 or any adjournment or postponement thereof.

If no direction is made, the proxy will be voted "FOR" proposals 1, 2 and 3.

1.
To approve the Agreement and Plan of Merger, dated as of May 29, 2017, by and among Ensco plc ("Ensco"), Echo Merger Sub LLC, a wholly owned subsidiary of Ensco ("Merger Sub"), and Atwood, as such agreement may be amended from time to time (the "merger agreement"), and the transactions contemplated thereby, including the merger of Merger Sub with and into Atwood (the "merger"), with Atwood surviving the merger as a wholly owned subsidiary of Ensco.

☐	FOR	☐	AGAINST	☐	ABSTAIN

2.
To approve an advisory (non-binding) vote on the specified compensation that may be received by Atwood's named executive officers in connection with the transactions contemplated by the merger agreement, including the merger.

☐	FOR	☐	AGAINST	☐	ABSTAIN

3.
To approve the adjournment of the special meeting of shareholders of Atwood, if necessary or advisable, to solicit additional proxies in favor of proposal 1 or take any other action in connection with the merger agreement.

☐	FOR	☐	AGAINST	☐	ABSTAIN

(see reverse side)

        This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder.

        IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF SHAREHOLDERS OF ATWOOD TO BE HELD ON OCTOBER 5, 2017.

        A COPY OF THE JOINT PROXY STATEMENT AND PROSPECTUS AND THIS FORM OF PROXY ARE AVAILABLE AT www.proxyvote.com.

Please sign exactly as name appears hereon.

SIGNATURE (Please sign within box)	DATE

SIGNATURE (Joint Owners)	DATE

NOTE: When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Joint owners should each sign personally. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

PLEASE MARK IN BLUE OR BLACK INK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

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  Exhibit 99.4
PROXY
ATWOOD OCEANICS, INC. SPECIAL MEETING OF SHAREHOLDERS OCTOBER 5, 2017, 9:00 A.M. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS